License Agreement





THIS AGREEMENT made this 25th day of February, 1997





BETWEEN:





               CPII Carbon Products Industries Inc.

               Suite 3400, 425 - 1st Street S.W.

               Calgary, Alberta T2P 3L8

               Canada



               (hereinafter called the `Licensee')

                                                    OF THE FIRST
PART



AND



               Southern Ventures, Inc.

               15000 Highway 11 North

               Tuscaloosa, Alabama 35453



               (hereinafter called `Licenser')

                                                   OF THE SECOND
PART





WHEREAS   the Licenser is engaged in the research, development
and

manufacture of certain commercial and industrial equipment
(herein

call the `Equipment') and processes for, inter alia, the production of chemicals from carbonaceous materials, namely, but not limited to the production of chars and oils from wood wastes (eg. sawdust, bark,

shavings), scrap tires, pulp mill sludges and municipal sewage sludges;



AND WHEREAS   the Licenser in the course of its operations has

obtained `know how', patents, developed secret processes and formulae for the manufacture and operation of the Equipment and has acquired technical data consisting principally of reports, drawings,

specifications, blueprints and written descriptions of manufacturing processes for the Equipment (all of which is hereinafter called the

`Licensed Processes') and is willing to grant the right to use said

Licensed Processes within the Licensed Area;



AND WHEREAS   the Licensee desires to engage in the manufacture
and

use of the Equipment in the Licensed Area;



AND WHEREAS   the Licensee desires to acquire the aforesaid
right to

use said Licensed Processes belonging to the Licenser in a Licensed

Area;



NOW THEREFORE   the parties hereto mutually covenant and agree
as

follows:



1.  Definitions



As used in this agreement, the following terms shall have the following definitions unless the context clearly requires otherwise:



  a) `Licensed Area' means the Chemical Synthesis Unit (CSU) situated at all CPII Carbon Products Industries Inc. projects in location within a province of Canada subsequently to the date of this agreement.



  b) `Licensed Processes' means the Licenser's manufacturing processes and systems for producing and assembling the Equipment developed or acquired by the Licenser prior to the date of this agreement and any information either written or oral which could reasonably be construed as relating thereto.



  c) `Licensed Processes' means any and all Equipment or systems produced under any Licensed Process.



2. Secret Processes



  a) Licenser hereby grants to Licensee the perpetual right to manufacture and use the Licensed Processes within the Licensed
Area.

The Licensed Processes shall be transferred to the Licensee as soon as possible after the date of this agreement; such transfer to be completed not later than ninety (90) days from the date of this agreement, in the form of reports, drawings, designs, specification,

blueprints and written descriptions of manufacturing processes which will be delivered to the Licensee.



  b) By such grant, Licensee agrees not to disclose the Licensed

Processes to anyone else for any use whatsoever.  By such grant,

Licenser shall have the exclusive right to prevent the unauthorized use of the Licensed Processes and the unauthorized use and sale of the

Licensed Area.



  c) Licenser shall furnish in good faith the data and other material sufficient to transfer the Licensed Processes covered by this agreement. Licenser warrants that the processes, formulae, technical data and `know how' will be sufficient and suitable for production of the Equipment to a quality comparable to the quality now produced by the Licenser, provided that Licensee at all times conforms strictly with the processes, formulae, technical data and `know how'

transferred to it by Licenser and provided that Licensee at all times installs and uses the Equipment required and purchases and uses the raw materials the standard of quality required.



  d) The rights and license herein granted shall not include the right to grant sub-licenses thereunder unless approved by Licenser.



  e) Nothing contained in this paragraph shall be construed to grant to Licensee any right to sell the Licensed Processes within any

Licensed Area or to use or sell the Licensed Processes outside any

Licensed Area.



  f) Licenser agrees to disclose to Licensee all developments or improvements of the Licensed Processes that Licenser may develop or acquire during the term of this agreement.  Licensee agrees to disclose to Licenser all technical data and information relating to any and all developments or improvements of the Licensed
Processes

that Licensee may develop or acquire during the term of this agreement.



3. License Fee and Royalty



As consideration for the rights granted hereunder, Licenser

acknowledges payment of the license fee of Fifty Thousand
Dollars

(US$50,000) by David Herr on behalf of the Licensee for the right to an unlimited number of Licensed Areas as defined in Paragraph
1.(a).

Licensee shall pay to Licenser a royalty fee of Five Dollars
(US$5.00)

per ton of material processed for each Licensed Area. Licensee has the right, at any time this agreement remains in effect, to pay an additional Two Million Dollars (US$2,000,000), at which time the royalty fee will immediately be reduced to Two Dollars and Fifty
Cents

(US$2.50) per dry ton of material processed for each Licensed
Area.



4. Term



Unless otherwise terminated as herein set out, the term of this

Agreement shall be twenty five (25) years from the date of this

Agreement or such other date as the parties shall mutually agree at which time this Agreement shall terminate. Licensee shall have an option to renew this Agreement for an additional 25 years.



5. Disclosure



Licensee agrees not to disclose, and to use its best efforts, and to take all actions necessary, to prevent its employees and suppliers from disclosing the Licensed Processes or any information relating thereto transferred under this agreement to any person, firm,

corporation or other business entity unless and until Licensee has obtained the prior written approval of Licenser and upon request, will execute a Secrecy Agreement with Licenser.



6. Indemnity



Licensee shall hold Licenser free from any liability or responsibility in connection with claims of any persons caused by or arising from any defect in or failure of any products manufactured by Licensee under the Licensed Processes covered by this agreement. Licensee further agrees to reimburse Licenser for any claims paid by Licenser in good faith under order of any court to any person with respect to the products manufactured by Licensee under the Licensed Processes covered by this agreement.



7. Cancellation



  a) Licenser shall have the right to cancel this agreement:



      (i)      for breach or default of any of its provisions if

Licensee fails to remedy such breach or default within thirty
(30)

days after Licensee has received notice from Licenser, specifically pointing out the nature of such breach or default, or



      (ii)      in the event that CPII Carbon Products
Industries Inc.

or its subsidiaries no longer retains control of the Plant
Operating

Agreement for any CSU.



  b) Any notification required or permitted herein shall be

accomplished by registered letter with return receipt.  The date stamped by the Post Office Administration on the return receipt of the registered letter will be legally considered to attest the fact in case of controversies and shall be deemed to have been received within seven (7) days thereafter. Notices shall be sent to the Licenser and to the Licensee at the addresses herein before set out or to such other addresses as either party may notify to the other. If a party changes its address, notice thereof must be given in writing to the other party.



  c) The failure of a party to give notice in writing to the other party or non fulfillment of any term or condition of this agreement shall not constitute a waiver thereof, nor shall the waiver in writing of any breach or non fulfillment of any term or condition of this agreement constitute a waiver of any other breach or non fulfillment of that or any other term or condition of this agreement.



8. Reversion of Rights



  a) In the event



    (i) of the cancellation of this agreement as provided

for herein, or



    (ii)          of the expropriation or nationalization of the

operations of the Licensee, or



    (iii)         of the filing of a petition of bankruptcy or

insolvency by the Licensee, or the appointment of a receiver for substantially all of the property of the Licensee, or



    (iv) that CPII Carbon Products Industries Inc. or one of

its subsidiaries no longer retains control of the Plant
Operating

Agreement for any CSU, or



    (v) that any of the primary equipment of any plant is

seized or falls into the hands of a third party,



all properties, including all rights, titles and interests granted by

Licenser to Licensee under the terms of this agreement shall immediately revert to Licenser.



  b) In the circumstances of any reversion as set forth in

subparagraph (a) above, Licensee agrees to forbear from using the

Licensed Processes immediately upon receiving notice thereof from

Licenser. Licensee further agrees that said forbearance from the use and exploitation of the Licensed Processes shall be binding upon its successors and assigns.



9. Arbitration



Unless otherwise settled by the parties, all disputes, controversies or differences which may arise between the parties out of or in relation to or in connection with this agreement shall be finally settled by arbitration pursuant to the appropriate arbitration legislation of the Licensed Area.



10.   Miscellaneous

  a) Nothing contained herein or done hereunder shall be construed as constituting either party the agent of the other in any sense of the word whatsoever.



  b) This agreement contains the entire agreement between the parties and no representations, inducements or agreements, oral or otherwise,

not embodied herein shall have any force or effect.



  c) Any agreement hereafter made shall be ineffective to change,

modify, add or discharge in whole or in part, the obligations and duties under this agreement unless such agreement is in writing and signed by each party hereto.



  d) Time shall be of the essence of this agreement and every part thereof.



  e) The validity of any particular provision of this agreement shall not affect any of the provisions thereof, but the agreement shall be construed as if such invalid provisions were omitted.



  f) This agreement shall be binding upon and inure to the benefit of the parties hereto, for themselves and their legal personal

representatives, successors and assigns.





        IN WITNESS WHEREOF the parties hereto have executed these presents.















  CPII Carbon Products Industries Inc.







            "David Tucker"  by       "David P. Herr"

            Witness                  Licensee





   Southern Ventures, Inc.





     "W. B. Wood"         by               "Gordon H. Tucker"

     Witness                              Licensor